Exhibit 10.25 CHORD ENERGY CORPORATION EXECUTIVE SEVERANCE PLAN This Executive Severance Plan (this “Plan”), as adopted by the Board of Directors (the “Board”) of Chord Energy Corporation, is effective as of February 20, 2024 (the “Effective Date”). SECTION 1 DEFINITIONS Certain terms used herein have the definitions given to them in the first place in which they are used. As used herein, the following words and phrases shall have the following respective meanings: 1.1 “Affiliate” means any entity, directly or indirectly, controlled by, controlling or under common control with the Company. 1.2 “Annual Base Salary” means the annual base salary paid or payable, including any base salary that is subject to deferral, to the Participant by the Company or any Affiliate at the rate in effect from time to time. 1.3 “Annual Bonus” means the annual cash bonus paid or payable, including any such bonus that is subject to deferral, to the Participant by the Company or any Affiliate at the rate in effect from time to time. 1.4 “Cause” means (a) the Participant’s conviction of a felony; (b) the Participant having engaged in grossly negligent or willful misconduct in the performance of the Participant’s duties to the Company, including the willful failure to follow any lawful express directive of the Board or the Chief Executive Officer of the Company within the reasonable scope of the Participant’s substantive duties, which misconduct has had a material detrimental effect on the Company; (c) the Participant having engaged in conduct (including misuse or misappropriation of the Company’s funds or other property) that is materially injurious to the Company or the Participant’s refusal to comply with the requirements of any applicable compensation clawback or recoupment policy of the Company; or (d) the Participant committing an act of fraud with respect to the Company or its Affiliates. For purposes of this definition, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company and its Affiliates. No purported action or refusal by the Participant under sub-clause (b), (c) or (d) hereof shall constitute “Cause” unless the Participant shall first have received specific written notice from the Company within sixty (60) days after the Board first becomes aware of the conduct alleged to constitute Cause and such action or refusal has not ceased or, to the extent such conduct can be remedied, been remedied within thirty (30) days following the Participant’s receipt of such notice. The Participant shall not be deemed to be discharged for Cause unless and until there is delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the independent members of the Board, at a meeting called and duly held for such purpose at which the Participant and legal counsel for the Participant have the opportunity to be present and heard, finding in good faith that the

2 Participant is guilty of the foregoing conduct and specifying the particulars thereof in detail. Following a Change in Control, any such determination shall be made by a two-thirds (2/3) majority of the independent members of the board of directors of the ultimate parent company of the Company and shall be subject to de novo review by a court of law pursuant to Section 8.1. 1.5 “Change in Control” means the occurrence of any of the following events: (a) The consummation of an acquisition or a tender offer by a Person for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act by any Person, of 50% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 1.5(a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (iv) any acquisition by any entity pursuant to a transaction that complies with clauses (i) and (ii) of Section 1.5(c); (b) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and (ii) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. 1.6 “CIC Period” means the two (2)-year period beginning on and including the date of a Change in Control. 1.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time. 1.8 “Committee” means the Compensation and Human Resources Committee of the Board.

3 1.9 “Company” means Chord Energy Corporation and any successor(s) thereto or, if applicable, the ultimate parent of any such successor. 1.10 “Date of Termination” means (a) if the Participant’s employment is terminated by the Company for Cause, or by the Participant for Good Reason, the date of receipt of the Notice of Termination or such later date specified in the Notice of Termination, as the case may be, (b) if the Participant’s employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Participant of such termination, (c) if the Participant resigns without Good Reason, the date on which the Participant notifies the Company of such termination, or (d) if the Participant’s employment is terminated by reason of death or Disability, the date of the Participant’s death or the Disability Effective Date, as the case may be. Notwithstanding the foregoing, in no event shall the Date of Termination occur until the Participant experiences a “separation from service” within the meaning of Section 409A of the Code, and the date on which such separation from service takes place shall be the “Date of Termination.” 1.11 “Disability” means the Participant’s absence from the full-time performance of the Participant’s duties (as such duties existed immediately prior to such absence) for one hundred eighty (180) consecutive business days, when the Participant is disabled as a result of incapacity due to physical or mental illness. The existence of any such Disability shall be certified, at the Company’s discretion, by either the Company’s disability carrier or a physician acceptable to both the Participant and the Company. If the Participant and the Company are not able to agree on the choice of physician, each party shall select a physician who, in turn, shall select a third physician to render such certification. 1.12 “Disability Effective Date” means the thirtieth (30th) day after the Participant’s receipt of written notice from the Company in accordance with Section 8.11 of its intention to terminate the Participant’s employment due to the Participant’s Disability as determined in accordance with the definition thereof; provided that, within the thirty (30) days after such receipt, the Participant shall not have returned to full-time performance of the Participant’s duties. 1.13 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. 1.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto. 1.15 “Good Reason” means the following actions taken by the Company without the Participant’s prior written consent: (a) a material reduction in the Participant’s Annual Base Salary or target Annual Bonus opportunity (or, during the CIC Period, target annual long-term incentive opportunity); (b) (i) a material diminution in (or the assignment to the Participant of duties materially inconsistent with) the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, (ii) a material diminution in such position, authority, duties or responsibilities of the person to whom the Participant is required to report, including a requirement that the Participant report directly to an individual other than the

4 Chief Executive Officer of the Company (or, in the case of the Chief Executive Officer of the Company, the Board) or, following a Change in Control, the Chief Executive Officer (or, in the case of the Chief Executive Officer of the Company, the board of directors) of the ultimate parent company of the Company, or (iii) solely in the case of the Chief Executive Officer of the Company, the failure by the Board to nominate the Participant for reelection as a director in connection with any meeting of the Company’s stockholders at which the Participant’s term is scheduled to expire; (c) a relocation in the geographic location at which the Participant is required to perform services to a location more than thirty-five (35) miles from the location at which the Participant normally performed services immediately before the relocation; or (d) any other action or inaction that constitutes a material breach by the Company of its obligations under any agreement with the Participant; provided, however, that the Participant’s termination of employment shall not be deemed to be for Good Reason unless (x) the Participant has notified the Company in writing describing the occurrence of one or more Good Reason events within ninety (90) days after the Participant first becomes aware of such occurrence, (y) the Company fails to cure such Good Reason event within thirty (30) days after its receipt of such written notice and (z) the termination of employment occurs within thirty (30) days following such failure to cure. 1.16 “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date, and any individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board. 1.17 “Notice of Termination” means a written notice that (a) indicates the specific termination provision in this Plan relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment under the provision so indicated, and (c) if the Date of Termination (as defined herein) is other than the date of receipt of such notice, specifies the Date of Termination (which Date of Termination shall be not more than thirty (30) days after the giving of such notice). Any termination by the Company for Cause or by the Participant for Good Reason shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 8.11. The failure by the Participant or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Participant or the Company, respectively, hereunder or preclude the Participant or the Company, respectively, from asserting such fact or circumstance in enforcing the Participant’s or the Company’s respective rights hereunder. 1.18 “Participant” means an employee of the Company or an Affiliate who is designated by the Committee in writing as a Participant. Designation as a Participant shall be effected by the Company’s delivery, and the Participant’s execution, of a Participation Agreement.

5 1.19 “Participation Agreement” means the written agreement provided by the Company to the Participant informing the Participant of the Participant’s eligibility to participate in the Plan, which shall be substantially in the form attached hereto as Exhibit A. 1.20 “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.” 1.21 “Pro-Rata Bonus” means an amount equal to the Annual Bonus for the fiscal year of termination, prorated based on the number of days the Participant was employed by the Company in such fiscal year, determined (a) in case payable upon a termination due to death or Disability outside the CIC Period, based on actual performance and payable at the same time as such Annual Bonus is paid to other senior executives of the Company but no later than March 15 of the subsequent calendar year or (b) in all other cases, based on the target Annual Bonus opportunity (either as of immediately prior to the Date of Termination or immediately prior to the Change in Control, whichever is higher, if the Date of Termination occurs during the CIC Period) and payable as soon as practicable following satisfaction of the Release Requirement but in no event later than the sixtieth (60th) day following the Date of Termination. 1.22 “Qualifying Termination” means a termination of a Participant’s employment by the Participant for Good Reason or by the Company other than for Cause, death or Disability. SECTION 2 SEPARATION BENEFITS 2.1 Termination Due to Death or Disability. If a Participant’s employment shall terminate due to the Participant’s death or Disability: (a) The Company shall pay to the Participant the aggregate of the following amounts in a lump sum in cash within thirty (30) days following the Date of Termination: (A) the Participant’s Annual Base Salary through the Date of Termination to the extent not theretofore paid, (B) any unpaid annual bonus from any prior completed fiscal year, (C) the Participant’s business expenses that are reimbursable under applicable Company policies but have not been reimbursed by the Company as of the Date of Termination; and (D) any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in subclauses (A), (B), (C) and (D), the “Accrued Obligations”); (b) Subject to Section 2.5 and the Participant’s compliance with Section 3, the Company shall pay to the Participant: (i) The Pro-Rata Bonus;

6 (ii) An amount in cash equal to the Annual Base Salary (at the rate in effect immediately prior to the Date of Termination), as soon as practicable following satisfaction of the Release Requirement (as defined below) but in no event later than the sixtieth (60th) day following the Date of Termination; and (iii) An amount equal to the product of (I) eighteen (18) and (II) the sum of (x) 100% of the monthly premiums for coverage under the Company’s or its Affiliates’ health care plans for purposes of continuation coverage under Section 4980B of the Code with respect to the maximum level of coverage in effect for the Participant and the Participant’s spouse and dependents as of immediately prior to the Date of Termination, and (y) 100% of the monthly premium for coverage (based on the rate paid by the Company and its Affiliates for active employees) under the life insurance plans of the Company and its Affiliates, in each case based on the plans and at the levels of participation in which the Participant participates as of immediately prior to the Date of Termination (or, if more favorable to the Participant, the plans as in effect immediately prior to a Change in Control) (the amount in clause (II), the “Monthly Health Payment”), as soon as practicable following satisfaction of the Release Requirement but in no event later than the sixtieth (60th) day following the Date of Termination; and (iv) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Participant any other amounts or benefits required to be paid or provided or which the Participant is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its Affiliates through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”), such Other Benefits to be paid or provided subject to and in accordance with the applicable terms of any such arrangements. (c) Other than as set forth in this Section 2.1, in the event of a termination of the Participant’s employment due to the Participant’s death or Disability, the Company and its Affiliates shall have no further obligation to the Participant under this Plan. 2.2 Qualifying Termination Outside the CIC Period. If a Participant experiences a Qualifying Termination outside the CIC Period: (a) The Company shall pay to the Participant the Accrued Obligations in a lump sum in cash within thirty (30) days following the Date of Termination; (b) Subject to Section 2.5 and the Participant’s compliance with Section 3, the Company shall pay to the Participant:

7 (i) The Pro-Rata Bonus; (ii) A lump sum amount in cash equal to one and one-half (1.5) times (in the case of the Chief Executive Officer of the Company) or one and one-quarter (1.25) times (in the case of all other Participants) the sum of the Participant’s (I) Annual Base Salary and (II) target Annual Bonus opportunity, as soon as practicable following satisfaction of the Release Requirement but in no event later than the sixtieth (60th) day following the Date of Termination; provided that any amounts payable pursuant to this Section 2.2 shall be determined without regard to any reduction that would constitute a basis for termination for Good Reason; (iii) A lump sum amount in cash equal to eighteen (18) times the Monthly Health Payment as soon as practicable following satisfaction of the Release Requirement but in no event later than the sixtieth (60th) day following the Date of Termination; and (iv) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Participant the Other Benefits, subject to and in accordance with the applicable terms of any such arrangements. (c) Other than as set forth in this Section 2.2, in the event of a Qualifying Termination outside the CIC Period, the Company and its Affiliates shall have no further obligation to the Participant under this Plan. 2.3 Qualifying Termination During the CIC Period. If a Participant experiences a Qualifying Termination during the CIC Period: (a) The Company shall pay to the Participant the Accrued Obligations in a lump sum in cash within thirty (30) days following the Date of Termination; (b) Subject to Section 2.5 and the Participant’s compliance with Section 3, the Company shall pay to the Participant: (i) The Pro-Rata Bonus; (ii) A lump sum amount in cash equal to three (3) times (in the case of the Chief Executive Officer of the Company) or two and one-half (2.5) times (in the case of all other Participants) the sum of the Participant’s (I) Annual Base Salary and (II) the greater of (x) the target Annual Bonus opportunity and (y) the average of the Annual Bonuses actually paid to the Participant over the three (3) completed fiscal years preceding the Date of Termination (provided that, if the Participant was not employed by the Company for the full length of such period, the Annual Bonus for any partial year shall be annualized and the Annual Bonus for a year in which the Participant

8 was not employed shall be deemed to have been paid based on a performance level consistent with the average performance level at which Annual Bonuses were paid to similarly situated executives of the Company in such year) as soon as practicable following satisfaction of the Release Requirement but in no event later than the sixtieth (60th) day following the Date of Termination; provided that (A) any amounts payable pursuant to this Section 2.3 shall be determined without regard to any reduction that would constitute a basis for termination for Good Reason and (B) the Annual Base Salary and target Annual Bonus opportunity shall be determined based on the rates in effect as of immediately prior to the Date of Termination or immediately prior to the Change in Control, whichever is higher; (iii) A lump sum amount in cash equal to twenty-four (24) times the Monthly Health Payment as soon as practicable following satisfaction of the Release Requirement but in no event later than the sixtieth (60th) day following the Date of Termination; and (iv) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Participant the Other Benefits, subject to and in accordance with the applicable terms of any such arrangements. (c) Other than as set forth in this Section 2.3, in the event of a Qualifying Termination during the CIC Period, the Company and its Affiliates shall have no further obligation to the Participant under this Plan. 2.4 Other Terminations. For the avoidance of doubt, the Participant shall not be entitled to any payments or benefits pursuant to this Plan if the Participant experiences a termination of employment that does not constitute a Qualifying Termination and is not due to death or Disability, other than the Accrued Obligations and Other Benefits, in each case to the extent theretofore not paid or provided. Accrued Obligations shall be paid to the Participant in a lump sum in cash within thirty (30) days of the Date of Termination. 2.5 Separation Agreement and General Release. The Company’s obligations to make payments or provide benefits under this Section 2 (other than Accrued Obligations and Other Benefits) shall be conditioned on the Participant (or, in the event of the Participant’s death or Disability, the Participant’s legal guardian or estate) executing and delivering (and not revoking) a separation agreement and general release (the “Release”) in the form attached hereto as Exhibit B not later than the sixtieth (60th) day that follows the Date of Termination (the “Release Requirement”).

9 SECTION 3 RESTRICTIVE COVENANTS 3.1 No Unauthorized Use or Disclosure. (a) All information, trade secrets, designs, ideas, concepts, improvements, product developments, discoveries and inventions, whether patentable or not, that are conceived, made, developed or acquired by the Participant, individually or in conjunction with others, during the term of the Participant’s employment (whether during business hours or otherwise and whether on the Company’s premises or otherwise) that relate to the Company’s or any of its wholly owned subsidiaries’ business, products or services and all writings or materials of any type embodying any such matters (collectively, “Confidential Information”) shall be disclosed to the Company, and are and shall be the sole and exclusive property of the Company. Confidential Information does not, however, include any information that is available to the public other than as a result of any unauthorized act of the Participant. The Participant shall agree to preserve and protect the confidentiality of all Confidential Information and work product of the Company and its wholly owned subsidiaries, and will not, at any time during or after the termination of the Participant’s employment with the Company, make any unauthorized disclosure of, and shall not remove from the Company premises, and will use reasonable efforts to prevent the removal from the Company premises of, Confidential Information or work product of the Company or its wholly owned subsidiaries, or make any use thereof, in each case, except in the carrying out of the Participant’s responsibilities in respect of the Participant’s employment with the Company. The Participant shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law and the Participant is making such disclosure, the Participant shall provide the Company with prompt notice of such requirement, and shall use commercially reasonable efforts to give such notice prior to making any disclosure so that the Company may seek an appropriate protective order. (b) Nothing in this Plan or otherwise shall prohibit or restrict the Participant from responding to any inquiry, or otherwise communicating with, any federal, state or local administrative or regulatory agency or authority or participating in an investigation conducted by any governmental agency or authority, or restrict the Participant’s rights under the whistleblower provisions of any applicable federal law or regulation, including providing documents or other information to any governmental agency or authority, without notice to or approval from the Company and without risk of being held liable by the Company for financial penalties. This Plan also does not limit the Participant’s right to receive an award for information provided to any government authority under such law or regulation. The Participant cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. As a result, the Company and the Participant shall have the right to disclose trade secrets in confidence to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Each of the Company and the Participant also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public

10 disclosure. Nothing in this Plan is intended to conflict with that right or to create liability for disclosures of trade secrets that are expressly allowed by the foregoing. 3.2 Non-Disparagement. The Participant shall not make, either directly or by or through another person, any oral or written negative, disparaging or adverse statements or representations of or concerning the Company or its Affiliates, their clients or businesses or their current or former directors, officers or employees. Following a Participant’s Date of Termination, the Company shall instruct its executive officers not to make, either directly or by or through another person, any oral or written negative, disparaging or adverse statements or representations of or concerning the Participant; provided, however, that nothing herein shall prohibit any such individuals from disclosing truthful information if legally required (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process). Notwithstanding the foregoing, subject to Section 3.1, nothing herein shall prohibit the Participant or any other person from disclosing truthful information if legally required (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) or restrict the Participant’s or any other person’s rights under the whistleblower provisions of any applicable federal law or regulation, including providing documents or other information to any governmental agency or authority, without notice to or approval from the Company and without risk of being held liable by the Company for financial penalties. 3.3 Non-Competition. During the Participant’s employment with the Company and the twelve (12)-month period following the Date of Termination, the Participant shall not, directly or indirectly for the Participant or for others, engage in or become interested financially in as a principal, executive, partner, stockholder, agent, manager, owner, advisor, lender or guarantor of any person engaged in any Competing Business (as defined below) in the Restricted Area (as defined below); provided, however, that the Participant shall not be prohibited from owning 2.5% or less of the outstanding equity securities of any entity whose equity securities are listed on a national securities exchange or publicly traded in any over-the-counter market; provided, however, that neither the Participant nor any of the Participant’s affiliates, together or alone, has the power, directly or indirectly, to control or direct or is involved in the management or affairs of any such corporation that is a Competing Business. (a) “Competing Business” means any business, individual, partnership, firm, corporation or other entity engaged in, or actively seeking to be in engaged in, the acquisition, exploration, exploitation, development, production and/or operation of oil and gas properties. (b) “Restricted Area” means any area within a county or parish in which any, all or a portion of any hydrocarbon interest or other real property of the Company or its Affiliates is located either during the Participant’s employment with the Company or as of the Participant’s Date of Termination. The parties stipulate that the foregoing is a reasonable area restriction because the area identified is the market area with respect to which the Participant will help the Company provide its products and services, help analyze, and/or receive access to Confidential Information. 3.4 Non-Solicitation. During the Participant’s employment with the Company and the twelve (12)-month period following the Date of Termination, the Participant shall not:

11 (a) solicit or hire, directly or indirectly for the Participant’s own account or for others, in any manner whatsoever, in the capacity of executive, consultant or in any other capacity whatsoever, one or more of the executives, directors or officers or other persons (each a “Company Employee”) who at the time of solicitation or hire are working full-time or part-time for the Company or any of its Affiliates, or endeavor, directly or indirectly, in any manner whatsoever, to encourage any such Company Employee to leave such Company Employee’s job with the Company or any of its Affiliates; or (b) directly or indirectly, in any manner whatsoever, solicit any client or customer of the Company, with whom the Participant has had direct contact with, or about whom the Participant has Confidential Information, to terminate or modify its relationship with the Company that exists on the Date of Termination or that existed any time during the twelve (12) months prior to the Date of Termination. 3.5 Reasonableness. Acknowledging delivery of Confidential Information and that such Confidential Information is vital to the Participant’s performance of services to the Company and acknowledging that the Company is delivering and will deliver the Confidential Information partly in reliance on the protective covenants and restrictions set forth herein, the Participant agrees that the protective covenants set forth in this Section 3 are reasonable and necessary for the protection of the Company’s legitimate business interests, do not create any undue hardship on the Participant, and are not contrary to the public interest. The Participant agrees with the Company and acknowledges that the limitations as to time and scope of activity to be restrained as set forth in this Section 3 are the result of arm’s-length bargaining, are fair and reasonable, and do not impose any greater restraint than is necessary to protect the legitimate business interests of the Company in light of (a) the nature and scope of the Company’s operations, (b) the Participant’s level of control over and contact with the Company’s business; and (c) the consideration that the Participant is receiving in connection with the performance of the Participant’s duties. 3.6 Relief and Enforcement. The Participant represents to the Company that the Participant has read and understands, and agrees to be bound by, the terms of this Section 3. It is the desire and intent of the Company and the Participant that the provisions of this Section 3 be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect. However, to the extent that any part of this Section 3 may be found invalid, illegal or unenforceable for any reason, it is intended that such part shall be enforceable to the extent that a court of competent jurisdiction shall determine that such part, if more limited in scope, would have been enforceable, and such part shall be deemed to have been so written and the remaining parts shall as written be effective and enforceable in all events. The Participant and the Company shall further agree and acknowledge that, in the event of a breach or threatened breach of any of the provisions of this Section 3, the Company shall be entitled to immediate injunctive relief, as any such breach would cause the Company irreparable injury for which it would have no adequate remedy at law. Nothing herein shall be construed so as to prohibit the Company from pursuing any other remedies available to it hereunder, at law or in equity, for any such breach or threatened breach. For purposes of this Section 3, references to the Company shall include any of its Affiliates.

12 SECTION 4 CHANGE IN CONTROL EXCISE TAX MATTERS 4.1 Better-Net Cutback. Anything in this Plan to the contrary notwithstanding, in the event that the Accounting Firm (as defined below) shall determine that receipt of all Payments (as defined below) would subject the Participant to the excise tax under Section 4999 of the Code, the Accounting Firm shall determine whether to reduce any of the Payments paid or payable pursuant to this Plan or otherwise so that the Parachute Value (as defined below) of all Payments, in the aggregate, equals the Safe Harbor Amount (as defined below); provided that the Payments shall be so reduced only if the Accounting Firm determines that the Participant would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Payments were so reduced. If the Accounting Firm determines that the Participant would not have a greater Net After-Tax Receipt of aggregate Payments if the Payments were so reduced, the Participant shall receive all Payments to which the Participant is entitled under this Plan or otherwise. 4.2 Order of Cutback. If the Accounting Firm determines that the aggregate Payments should be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount, the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 4 shall be binding upon the Company, its Affiliates and the Participant and shall be made as soon as reasonably practicable and in no event later than fifteen (15) days following the Date of Termination. For purposes of reducing the Payments so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount, the reduction shall be made in the following order: (a) cash payments that may not be valued under Treas. Regs. § 1.280G-1, Q&A-24(c) (“24(c)”), (b) equity-based payments that may not be valued under 24(c), (c) cash payments that may be valued under 24(c), and (d) equity-based payments that may be valued under 24(c), in each case, beginning with payments or benefits that do not constitute non-qualified deferred compensation and reducing payments or benefits in reverse chronological order beginning with those that are to be paid or provided the farthest in time from the Date of Termination, based on the Accounting Firm’s determination. All reasonable fees and expenses of the Accounting Firm shall be borne solely by the Company. 4.3 Overpayment; Underpayment. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of a Participant pursuant to this Plan that should not have been so paid or distributed (each, an “Overpayment”) or that additional amounts will have not been paid or distributed by the Company to or for the benefit of the Participant pursuant to this Plan that should have been so paid or distributed (each, an “Underpayment”). If the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Participant shall be repaid by the Participant to the Company (as applicable) together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such repayment shall be required if and to the extent such deemed repayment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. If the Accounting Firm, based upon

13 controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. 4.4 Reasonable Compensation. To the extent requested by the Participant, the Company shall cooperate with the Participant in good faith in valuing, and the Accounting Firm shall take into account the value of, services provided or to be provided by the Participant (including, without limitation, the Participant’s agreeing to refrain from performing services pursuant to a covenant not to compete or similar covenant, before, on or after the date of a change in ownership or control of the Company (within the meaning of Q&A-2(b) of the final regulations under Section 280G of the Code)), such that payments in respect of such services may be considered reasonable compensation within the meaning of Q&A-9 and Q&A-40 to Q&A-44 of the final regulations under Section 280G of the Code and/or exempt from the definition of the term “parachute payment” within the meaning of Q&A-2(a) of the final regulations under Section 280G of the Code in accordance with Q&A-5(a) of the final regulations under Section 280G of the Code. 4.5 Definitions. The following terms shall have the following meanings for purposes of this Section 4: (a) “Accounting Firm” shall mean a nationally recognized certified public accounting firm or other professional organization that is a certified public accounting firm recognized as an expert in determinations and calculations for purposes of Section 280G of the Code that is selected by the Company prior to a Change in Control for purposes of making the applicable determinations hereunder, which firm shall not, without the Participant’s consent, be a firm serving as accountant or auditor for the individual, entity or group effecting the Change in Control. (b) “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment net of all taxes imposed on the Participant with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to the Participant’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Accounting Firm determines to be likely to apply to the Participant in the relevant tax year(s). (c) “Parachute Value” of a Payment shall mean the present value as of the date of the change in control for purposes of Section 280G of the Code (or, as applicable, the Date of Termination) of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined by the Accounting Firm for purposes of determining whether and to what extent the excise tax under Section 4999 of the Code will apply to such Payment. (d) “Payment” shall mean any payment, benefit or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Participant, whether paid, payable or provided pursuant to this Plan or otherwise.

14 (e) “Safe Harbor Amount” shall mean the maximum Parachute Value of all Payments that the Participant can receive without any Payments being subject to the Excise Tax. SECTION 5 SECTION 409A OF THE CODE 5.1 General. The obligations under this Plan are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and shall in all respects be administered in accordance with Section 409A of the Code. Any payments that qualify for the “short-term deferral” exception, the separation pay exception or another exception under Section 409A of the Code shall be paid under the applicable exception to the maximum extent possible. For purposes of the limitations on nonqualified deferred compensation under Section 409A of the Code, each payment of compensation under this Plan shall be treated as a separate payment of compensation, including for purposes of applying the exclusion under Section 409A of the Code for short-term deferral amounts, the separation pay exception or any other exception or exclusion under Section 409A of the Code. To the extent necessary in order to avoid the imposition of penalty taxes on a Participant pursuant to Section 409A of the Code, all payments to be made upon a termination of employment under this Plan may only be made upon a “separation from service” under Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment under this Plan, and to the extent required by Section 409A of the Code, any payment that may be paid in more than one taxable year shall be paid in the later taxable year. 5.2 Reimbursements and In-Kind Benefits. Notwithstanding anything to the contrary in this Plan, all reimbursements and in-kind benefits provided under this Plan that are subject to Section 409A of the Code shall be made in accordance with the requirements of Section 409A of the Code, including, without limitation, where applicable, the requirement that (a) in no event shall the Company’s obligations to make such reimbursements or to provide such in-kind benefits apply later than the Participant’s remaining lifetime; (b) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (c) the reimbursement of any eligible fees and expenses shall be made no later than the last day of the calendar year following the year in which the applicable fees and expenses were incurred; and (d) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. 5.3 Delay of Payments. Notwithstanding any other provision of this Plan to the contrary, if a Participant is considered a “specified employee” for purposes of Section 409A of the Code (as determined in accordance with the methodology established by the Company as in effect on the Date of Termination), any payment or benefit that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code that is otherwise due to be paid to such Participant under this Plan during the six (6)-month period immediately following such Participant’s separation from service (as determined in accordance with Section 409A of the Code) on account of such Participant’s separation from service shall be accumulated and paid to such Participant on the first (1st) business day of the seventh (7th) month following the Participant’s separation from service (the “Delayed Payment Date”), to the extent necessary to avoid penalty taxes or accelerated taxation pursuant to Section 409A of the Code. If such Participant dies during

15 the postponement period, the amounts and entitlements delayed on account of Section 409A of the Code shall be paid to the personal representative of such Participant’s estate on the first to occur of the Delayed Payment Date or thirty (30) calendar days after the date of such Participant’s death. SECTION 6 PLAN ADMINISTRATION 6.1 General. The Committee is responsible for the general administration and management of this Plan (the committee acting in such capacity, the “Plan Administrator”) and shall have all powers and duties necessary to fulfill its responsibilities, including the discretion to interpret and apply the provisions of this Plan and to determine all questions relating to eligibility for benefits under this Plan, to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate, and to make any findings of fact needed in the administration of this Plan; provided that the Board may act as the Plan Administrator in place of the Committee. Following a Change in Control, the validity of any such interpretation, construction, decision, or finding of fact shall be given de novo review if challenged in court, by arbitration, or in any other forum, and such de novo standard shall apply notwithstanding the grant of full discretion hereunder to the Plan Administrator, characterization of any such decision by the Plan Administrator as final or binding on any party or this Plan being considered subject to ERISA. 6.2 Not Subject to ERISA. This Plan does not require an ongoing administrative scheme and, therefore, is intended to be a payroll practice which is not subject to ERISA. However, if it is determined that this Plan is subject to ERISA, (a) it shall be considered to be an unfunded plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (a “top-hat plan”), and (b) it shall be administered in a manner which complies with the provisions of ERISA that are applicable to top-hat plans. 6.3 Indemnification of the Plan Administrator. To the extent permitted by law, the Company shall indemnify the Plan Administrator from all claims for liability, loss, or damage (including the payment of expenses in connection with defense against such claims) arising from any act or failure to act in connection with this Plan. SECTION 7 AMENDMENT AND TERMINATION This Plan may be terminated or amended, and an employee’s status as a Participant may be terminated, by resolution duly adopted by a majority of the Board; provided that no such amendment or termination may adversely affect the rights or potential rights of a Participant who has become entitled to any payments or benefits hereunder as a result of a termination of employment prior to such amendment or termination, and no such adverse amendment or termination shall become effective prior to the first anniversary of the date Participants are provided notice thereof. Notwithstanding the foregoing, in connection with or in anticipation of the execution of an agreement providing for a transaction or transactions that, if consummated, would constitute a Change in Control, this Plan may not be terminated or amended in any manner that would adversely affect the rights or potential rights of the Participants, including with respect an employee’s status as a Participant. On and following the date of a Change in Control, this Plan

16 shall continue in full force and effect and shall not terminate, expire or be amended in a manner adverse to a Participant until the end of the CIC Period and after all Participants who become entitled to any payments or benefits hereunder shall have received such payments and benefits in full pursuant to Section 2. SECTION 8 MISCELLANEOUS 8.1 Governing Law; Venue. Except to the extent preempted by ERISA, this Plan shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Texas to be applied. In furtherance of the foregoing, the internal laws of the State of Texas will control the interpretation and construction of this Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. The Company and each Participant irrevocably agree to submit to the jurisdiction and venue of any state or federal court sitting in or for Houston, Texas in any action or proceeding brought with respect to or in connection with this Plan; provided that, if it is determined that this Plan is subject to ERISA, any disputes shall be brought in one of the U.S. District Courts in the State of Texas. The Company shall pay for or reimburse the Participant (and the Participant’s counsel) for travel expenses incurred for travel to Houston, Texas in connection with any disputes hereunder. 8.2 Legal Fees. Following a Change in Control, the Company agrees to pay as incurred, within ten (10) days following the Company’s receipt of an invoice from the Participant and to the fullest extent permitted by law, all legal fees and expenses that the Participant may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Participant or others of the validity or enforceability of, or liability under, any provision of this Plan or any guarantee of performance thereof, whether such contest is between the Company and the Participant or between either of them and any third party (including as a result of any contest by the Participant about the amount of any payment pursuant to this Plan), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code determined as of the date such legal fees and expenses were incurred. 8.3 Successors. The Company shall require any corporation, entity, individual or other person who is the successor (whether direct or indirect by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all the business and/or assets of the Company to expressly assume and agree to perform, by a written agreement in form and in substance satisfactory to the Company, all of the obligations of the Company under this Plan. The benefits provided under this Plan shall inure to the benefit of and be enforceable by the Participants’ personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. As used in this Plan, the term “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Plan by operation of law, written agreement or otherwise. 8.4 Assignment of Rights. It is a condition of this Plan, and all rights of each person eligible to receive benefits under this Plan shall be subject hereto, that no right or interest of any such person in this Plan shall be assignable or transferable in whole or in part, except by will or

17 the laws of descent and distribution or other operation of law, including, but not by way of limitation, lawful execution, levy, garnishment, attachment, pledge, bankruptcy, alimony, child support or qualified domestic relations order. 8.5 No Offset or Mitigation. The Company’s obligation to make the payments provided under Section 2 and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Participant or others. In no event shall the Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Participant under any of the provisions of this Plan and such amounts shall not be reduced whether or not the Participant obtains other employment. If a Participant’s employment is terminated because of a plant shut-down or mass layoff or other event to which the Worker Adjustment and Retraining Notification Act of 1988 or similar state law (collectively, “WARN”) applies, then the amount of the payments and benefits under Section 2 to which the Participant is entitled shall not be reduced by the amount of any pay provided to the Participant in lieu of the notice required by WARN. 8.6 Non-Exclusivity of Rights. Nothing in this Plan shall prevent or limit the Participant’s continuing or future participation in any plan, program, policy or practice provided by the Company or any of its Affiliates and for which the Participant may qualify. Amounts that are vested benefits or that the Participant is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its Affiliates at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement. Without limiting the generality of the foregoing, the Participant’s resignation under this Plan with or without Good Reason shall in no way affect the Participant’s ability to terminate employment by reason of “retirement” under any compensation and benefits plans, programs or arrangements of the Company or any of its Affiliates or to be eligible to receive benefits under any compensation or benefit plans, programs or arrangements of the Company or any of its Affiliates, and any termination that otherwise qualifies as Good Reason shall be treated as such even if it is also a “retirement” for purposes of any such plan. Notwithstanding the foregoing, if the Participant receives payments and benefits pursuant to Section 2, the Participant shall not be entitled to any severance pay or benefits under any severance agreement, plan, program or policy of the Company or its Affiliates. 8.7 Withholding. The Company may withhold from any amount payable or benefit provided under this Plan such federal, state, local, foreign and other taxes as are required to be withheld pursuant to any applicable law or regulation. 8.8 Interpretation. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. Wherever used in this Plan document, words in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular. For purposes of this Plan, the term “including” shall mean “including, without limitation” and the word “or” shall be understood to mean “and/or.”

18 8.9 Plan Controls. In the event of any inconsistency between this Plan document and any other communication regarding this Plan, this Plan document controls. The captions in this Plan are not part of the provisions hereof and shall have no force or effect. 8.10 Not an Employment Contract. Neither this Plan nor any action taken with respect to it shall confer upon any person the right to continued employment with the Company or its Affiliates. 8.11 Notices. (a) Any notice required to be delivered to the Company by a Participant hereunder shall be properly delivered to the Company when personally delivered to, or actually received through the U.S. mail by: Chord Energy Corporation 1001 Fannin Street, Suite 1500 Houston, Texas 77002 Attention: General Counsel (b) Any notice required to be delivered to the Participant by the Company hereunder shall be properly delivered to the Participant when the Company delivers such notice personally or by placing said notice in the U.S. mail registered or certified mail, return receipt requested, postage prepaid to that person’s last known address as reflected on the books and records of the Company. 8.12 Severability. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of this Plan, and this Plan shall be construed and enforced as if such provision had not been included in this Plan. 8.13 Survival. The provisions of this Plan that by their terms call for performance subsequent to the termination of either a Participant’s employment or this Plan shall survive such termination. * * *

Exhibit A Exhibit A Chord Energy Corporation Designation of Participation in Executive Severance Plan The Participant identified below has been selected to participate in the Chord Energy Corporation Executive Severance Plan (the “Plan”). A copy of the Plan is attached. By signing this designation, the Participant acknowledges and agrees that the Participant’s entitlement to benefits under the Plan is subject to the terms and conditions of the Plan as in effect from time to time. Chord Energy Corporation By: Title: Date: Acknowledged and agreed this ___ day of __________, 20__. [Insert Name of Participant]

Exhibit B Exhibit B FORM OF RELEASE THIS RELEASE (this “Release”) is entered into between [●] (“Executive”) and Chord Energy Corporation (the “Company”) for the benefit of the Company and its Affiliates. The entering into and non-revocation of this Release is a condition to Executive’s right to receive certain payments and benefits under Section 2 of the Company’s Executive Severance Plan (the “Plan”). Capitalized terms used and not defined herein shall have the meaning provided in the Plan. Accordingly, Executive and the Company agree as follows. 1. General Release and Waiver of Claims. In consideration for the payments and other benefits provided to Executive under the Plan, to which Executive is not otherwise entitled, and the sufficiency of which Executive acknowledges, Executive represents and agrees, as follows: (a) Release. Executive, for Executive, Executive’s heirs, administrators, representatives, executors, successors and assigns (collectively “Releasers”), hereby irrevocably and unconditionally releases, acquits and forever discharges and agrees not to sue the Company or any of its parents, subsidiaries, divisions, affiliates and related entities and its current and former directors, officers, shareholders, trustees, employees, consultants, independent contractors, representatives, agents, servants, successors and assigns and all persons acting by, through or under or in concert with any of them (collectively, “Releasees”), from any and all claims, rights and liabilities up to and including the date of this Release arising from or relating to Executive’s employment with, or termination of employment from, the Company, and from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of actions, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected and any claims of wrongful discharge, breach of contract, implied contract, promissory estoppel, defamation, slander, libel, tortious conduct, employment discrimination or claims under any federal, state or local employment statute, law, order or ordinance, including any rights or claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621 et seq. (“ADEA”), or any other federal, state or municipal ordinance relating to discrimination in employment. Nothing contained herein shall restrict the parties’ rights to enforce the terms of this Release. (b) Proceedings; Whistleblower Rights. To the maximum extent permitted by law, Executive agrees that Executive has not filed, nor will Executive ever file, a lawsuit asserting any claims that are released by this Release, or accept any benefit from any lawsuit that might be filed by another person or government entity based in whole or in part on any event, act, or omission that is the subject of this Release. Notwithstanding the foregoing, nothing in this Release shall impair Executive’s rights (including the right to communicate with, or otherwise fully cooperate with the investigations or proceedings of, any federal, state or local governmental agency) under the whistleblower provisions of any applicable federal, state or local law or

Exhibit B regulation or, for the avoidance of doubt, limit Executive’s right to receive an award for information provided to any government authority under such law or regulation. (c) Exclusions. This Release specifically excludes Executive’s rights and the Company’s obligations under Section 2 of the Plan. Excluded from this Release are: (i) any claims that cannot be waived by law; (ii) Executive’s rights to receive any payments or benefits under the Plan; (iii) any rights Executive may have to receive vested amounts under any of the Company’s employee benefit plans and/or pension plans or programs; (iv) Executive’s rights in and to any equity or ownership interest that Executive continue to hold following termination; (v) Executive’s rights to medical benefit continuation coverage, on a self-pay basis, pursuant to federal law (COBRA); (vi) any rights or claims that are based on events occurring after the date on which Executive signs this Release; and (vii) any claims to indemnification or insurance coverage, including, but not limited to, “D&O coverage,” that Executive may have with respect to any claims made or threatened against Executive in Executive’s capacity as a director, officer or employee of the Company or the Releasees. Notwithstanding anything herein or elsewhere to the contrary, in the event the Company fails to pay Executive, or provide Executive with any of the benefits provided for under Section 2 of the Plan, this Release shall become void ab initio. Nothing contained in this Release shall release Executive from Executive’s obligations, including any obligations to abide by the restrictive covenants set forth in Section 3 of the Plan and any other restrictive covenants applicable to Executive that continue or are to be performed following termination of employment. (d) EEOC Matters. The parties agree that this Release shall not affect the rights and responsibilities of the U.S. Equal Employment Opportunity Commission (the “EEOC”) to enforce ADEA and other laws. In addition, the parties agree that this Release shall not be used to justify interfering with Executive’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC. The parties further agree that Executive knowingly and voluntarily waives all rights or claims (that arose prior to Executive’s execution of this Release) the Releasers may have against the Releasees, or any of them, to receive any benefit or remedial relief (including, but not limited to, reinstatement, back pay, front pay, damages, attorneys’ fees, experts’ fees) as a consequence of any investigation or proceeding conducted by the EEOC. 2. Acknowledgements. Executive acknowledges that the Company has specifically advised Executive of the right to seek the advice of an attorney concerning the terms and conditions of this Release. Executive further acknowledges that Executive has been furnished with a copy of this Release, and Executive has been afforded forty-five (45) days in which to consider the terms and conditions set forth above prior to this Release. By executing this Release, Executive affirmatively states that Executive has had sufficient and reasonable time to review this Release and to consult with an attorney concerning Executive’s legal rights prior to the final execution of this Release. Executive further agrees that Executive has carefully read this Release and fully understands its terms. Executive understands that Executive may revoke this Release within seven (7) days after signing this Release. Revocation of this Release must be made in writing and must be received by the General Counsel of the Company, at 1001 Fannin Street, Suite 1500, Houston, Texas 77002, within the time period set forth above.

Exhibit B 3. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Texas to be applied. In furtherance of the foregoing, the internal law of the State of Texas shall control the interpretation and construction of this Release, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. The provisions of this Release are severable, and if any part or portion of it is found to be unenforceable, all other parts and provisions shall remain fully valid and enforceable. 4. Effectiveness. This Release shall become effective and enforceable on the eighth (8th) day following its execution by Executive; provided that Executive does not exercise Executive’s right of revocation as described above. If Executive fails to sign and deliver this Release or revokes Executive’s signature, this Release shall be without force or effect, and Executive shall not be entitled to the payments and benefits of Section 2 of the Plan (other than the Accrued Obligations and Other Benefits). EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS RELEASE AND THAT EXECUTIVE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EXECUTIVE HEREBY EXECUTES THE SAME AND MAKES THIS RELEASE AND THE RELEASE PROVIDED FOR HEREIN VOLUNTARILY AND OF EXECUTIVE’S OWN FREE WILL. Date: [Executive]